Listing Report:Supplement No. 56 dated Feb 11, 2011 to Prospectus dated Jan 12, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jan 12, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jan 12, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 490853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 28.49%	Monthly payment:	$298.16

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	13.60%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1990	Debt/Income ratio:	13%
Credit score:	660-679 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	15 / 13	Length of status:	15y 6m
Amount delinquent:	$11,348	Total credit lines:	44	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,995	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Bankcard utilization:	88%
		Homeownership:	Yes
Screen name:	marissa	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	660-679 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (Jan-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Debt consolidation
Purpose of loan:
I am using the money to pay off credit cards.? My husband and I went through some tough times in the past year with the economy.? He just started a new job about 6 months ago after being layed off.? Luckily we were able to stay a float.? I had a previous Prosper Loan?that I paid off and I was never late on payments.? I have been a teacher for 16 years and teaching in?the same district for 14 years.??I also tutor after school for some extra cash.? With my job and my husband's new job, we will be able to pay off our bills much quicker.? If you have any question, please?do not hesitate to ask.? I am very grateful for all the help! ??

My financial situation:
I have my continuing contract in my school district.? My husband and I are making a good income that will allow us to pay our bills off.?

Monthly net income: $ 5,800

Monthly expenses: $
??Housing: $ 1,100
??Insurance: $ 80
??Car expenses: $ 650
??Utilities: $ 180
??Phone, cable, internet: $ 120
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493407
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	8.55%	Borrower rate/APR:	9.55% / 9.77%	Monthly payment:	$315.39

Lender servicing fee:	1.00%	Effective Yield*:	8.54%
		Estimated return*:	6.99%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Feb-1978	Debt/Income ratio:	17%
Credit score:	800-819 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	19y 8m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,210	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	thoughtful-value7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation for family
Purpose of loan:
This loan will be used to pay off credit expenses from the last couple of years. Holiday expenses from having relatives over have piled up these past two years and I usually don't carry large balances.

My financial situation:
I am a good candidate for this loan because I can put in over time to make larger monthly payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493535
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Nov-1985	Debt/Income ratio:	17%
Credit score:	760-779 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	8	Current / open credit lines:	1 / 1	Length of status:	22y 10m
Amount delinquent:	$9,639	Total credit lines:	19	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	fairness-anteater	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taxpayment
Purpose of loan:
This loan will be used to??
?Pay income taxes for 2010
My financial situation:
I am a good candidate for this loan because?
I am sincere in paying back and I will pay back before the three years is up.
Monthly net income: $
51809 per year
Monthly expenses: $
??Housing: $ 733
??Insurance: $ 73
??Car expenses: $? 0. just gas and maintenances
??Utilities: $??100
??Phone, cable, internet: $ 120
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0
??Other expenses: $ 0? just taxes...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493434
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$306.15

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1987	Debt/Income ratio:	26%
Credit score:	680-699 (Feb-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,014	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	diversification-triumph	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493508
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$204.10

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1978	Debt/Income ratio:	42%
Credit score:	800-819 (Feb-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 14	Length of status:	18y 1m
Amount delinquent:	$0	Total credit lines:	56	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,253	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	the-auction-accruer	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
South Knoll
Purpose of loan:
This loan will be used to? Basic debt consolidatiom. I also work on my own repairing and installing computer systems. I use these funds to purchase computer hardware and software.?

My financial situation:
I am a good candidate for this loan because? For the last 45 years I have had excellent credit and a strong work ethic.

Monthly net income: $ 3 - 5K

Monthly expenses: $
??Housing: $? 700
??Insurance: $ 400
??Car expenses: $ 260
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493532
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$285.74

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jun-2003	Debt/Income ratio:	24%
Credit score:	660-679 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	4 / 4	Length of status:	10y 5m
Amount delinquent:	$1,824	Total credit lines:	13	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,197	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	4%
		Homeownership:	No
Screen name:	becomingdebtfree	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
stevaniv121480
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493538
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,850.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,095	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 28.49%	Monthly payment:	$232.56

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	13.60%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1996	Debt/Income ratio:	21%
Credit score:	620-639 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	28y 9m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,751	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	No
Screen name:	Burningroof	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,500.00	< 31 days late:	0 ( 0% )	660-679 (Mar-2010) 580-599 (Jun-2008)
Principal balance:	$5,286.07	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Your help is much appreciated.
Monthly net income: $6390

Monthly expenses:
Housing: $1195 rent
Insurance: $139 -?vehicle & rental. Health & life auto deduction -?reflected in net income as is retirement.
Car expenses: $ 425 -?payment +?mtce
Utilities: $160?
Phone, cable, internet: $160
Food, entertainment: $300?
Clothing, household: $50 -?best guess?over a year.?
Credit cards?& other: $1200 ?
Other:?minimal ??good?insurance, but little in dental.?Enrolled in flex spending?for $2500/yr.?not taxable.?Will use most? for dental.?Auto deduction?reflected in monthly net.
Very good candidate.?Excellent long term job security.?Good income.?Electrical engineer for a power system utility.?Long term successful career, but?not fared so well in my personal endeavors. Given time and with your help, I will be a survivor as I have very good income and retirement benefits. I will be forever grateful to those who choose to help me and will prove to be a very good investment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493556
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	1.55%
Term:	36 months

Lender yield:	5.55%	Borrower rate/APR:	6.55% / 6.89%	Monthly payment:	$766.79

Lender servicing fee:	1.00%	Effective Yield*:	5.55%
		Estimated return*:	4.00%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Sep-1968	Debt/Income ratio:	9%
Credit score:	840-859 (Feb-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	42y 5m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Biologist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,175	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	responsible-wampum9	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A7K6IM?BO04
Purpose of loan:his loan will be used to?

My financial situation:
I am a good candidate for this loan because? In 2006, my wife and I purchased an historic home is our neighbor. It is a two unit house. Our daughter and her family will live in the 2nd unit or we will rent it when the second unit is complete. Preliminary work has been completed on the second unit. Currently, we are completing the rehabilitation of the first unit where my wife and I will live permanently. We are scheduled to move in by May 1, 2011. We owned a large home in the same neighborhood for 39 years. We sold it in July 2010, to simplify outlived and to use the income, currently we live in a nearby apartment. I am an excellent candidate for this loan. My income is $142,000.00 annually and I can easily make the required payments if not more. I am consistently employed by two employers (state university of new York at Buffalo and The American Crystollography Association), receive social security, and receive a monthly retirement income. We own the property we are rehabbing out right and have no mortgage. We will use this loan to complete the rehabilitation of our home.
Information in the Description is not verified.